                                  EXHIBIT 11

                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

PRIMARY CALCULATION:                                      THREE MONTHS ENDED
                                                     AUGUST 31,       AUGUST 31,
                                                        1997             1996
                                                     -----------     -----------
Net Income                                           $ 2,516,874     $ 2,360,338
                                                     ===========     ===========

Shares:
Weighted average number of common
  shares outstanding                                  18,978,756      21,645,424
Assumed exercise of options                            1,707,838       1,436,534
Dilutive effect of exercised options                      79,617
                                                     -----------     -----------
Weighted average number of common
   shares for primary calculation                     20,766,211      23,081,958
                                                     ===========     ===========

Primary earnings per share                           $      0.12     $      0.10
                                                     ===========     ===========


FULLY DILUTED CALCULATION

Net Income                                           $ 2,516,874     $ 2,360,338
                                                     ===========     ===========

Shares:
Weighted average number of common
  shares outstanding                                  18,978,756      21,645,424
Assumed exercise of options                            1,923,771       1,436,534
Dilutive effect of exercised options                      83,754
                                                     -----------     -----------
Weighted average number of common
   shares for fully diluted calculation               20,986,281      23,081,958
                                                     ===========     ===========

Fully diluted earnings per share                     $      0.12     $      0.10
                                                     ===========     ===========


                                  EXHIBIT 11

                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

PRIMARY CALCULATION:                                  SIX MONTHS ENDED
                                                     AUGUST 31,      AUGUST 31,
                                                        1997            1996
                                                    ----------------------------
Net Income                                           $ 4,778,128     $ 4,296,626
                                                     ===========     ===========
Shares:
Weighted average number of common
  shares outstanding                                  19,032,513      21,717,724
Assumed exercise of options                            1,531,949       1,466,652
Dilutive effect of exercised options                      43,267
                                                     -----------     -----------
Weighted average number of common
   shares for primary calculation                     20,607,729      23,184,376
                                                     ===========     ===========

Primary earnings per share                           $      0.23     $      0.18
                                                     ===========     ===========

FULLY DILUTED CALCULATION

Net Income                                           $ 4,778,128     $ 4,296,626
                                                     ===========     ===========

Shares:
Weighted average number of common
  shares outstanding                                  19,032,513      21,717,724
Assumed exercise of options                            1,923,771       1,540,751
Dilutive effect of exercised options                      83,754
                                                     -----------     -----------
Weighted average number of common
   shares for fully diluted calculation               21,040,038      23,258,475
                                                     ===========     ===========

Fully diluted earnings per share                     $      0.23     $      0.18
                                                     ===========     ===========